Exhibit 32.2

Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Accretive Health, Inc. (the “Company”) for the period ended December 31, 2013 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), the undersigned, Peter Csapo, Chief Financial Officer and Treasurer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 30, 2014

/s/ Peter Csapo
Peter Csapo

Chief Financial Officer, Treasurer and Chief Accounting Officer

(Principal Financial Officer and Principal Accounting Officer)